SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 29, 2008
(Date of earliest event reported)

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2008, the Registrant and its lending banks (the “Lenders”) entered into a fourth amendment (the “Fourth Amendment”)to the secured revolving credit agreement dated as of January 31, 2007, as amended to date (the “Credit Agreement”) with the Lenders which provides for maximum borrowings of $150,000,000. Pursuant to the Fourth Amendment, the Lenders agreed to increase the amount that the Registrant may spend in connection with foreign acquisitions to $20,000,000 and to amend certain financial covenants relating to minimum tangible net worth in consideration of a 25 basis point increase in the LIBOR-based interest rate, a 5 basis point increase in the commitment fee and a one-time amendment fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nu Horizons Electronics Corp.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President - Finance and Chief Financial Officer
Date: September 3, 2008